UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2026

iSpecimen Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40501	27-0480143
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Cabot Road, Suite 1800
Woburn, MA 01801

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (781) 301-6700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ISPC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 12, 2026, iSpecimen Inc. (the “Company”) entered into a Consulting Agreement (the “Consulting Agreement”) with IR Agency LLC (the “Consultant”), pursuant to which the Consultant agreed to provide marketing and advertising services designed to communicate information about the Company to the financial community, including the creation of company profiles and media distribution.

The Consulting Agreement provides for a three-month term commencing on August 12, 2026, during which the Consultant will provide marketing and news distribution services for a maximum of ten news releases. The Consultant will act as an independent contractor, and the services provided under the Consulting Agreement are non-exclusive.

In consideration for the services to be provided under the Consulting Agreement, the Company agreed to pay the Consultant an aggregate cash fee of $2,000,000 by August 13, 2026. The fee is fully earned upon receipt and is non-refundable. The Company may request that the term be extended for months during which no news distribution services are performed, and any additional or out-of-scope services will be subject to separate compensation arrangements.

Either party may terminate the Consulting Agreement, with or without cause, at any time upon written notice to the other party. If the Company terminates the Consulting Agreement during the initial term for any reason, the Company will not be entitled to a refund of any portion of the compensation paid. The Consultant may immediately suspend or terminate the services if it believes continued performance may expose it to legal, regulatory or reputational risk, in which case no refund will be owed.

The Consultant has agreed that it will not solicit orders, make investment recommendations, provide investment advice or effect securities transactions, and that it will comply in all material respects with applicable U.S. securities laws in performing the services. The Consulting Agreement also contains provisions relating to the accuracy and approval of Company information and promotional materials, paid-promotion disclosures, confidentiality and material non-public information, indemnification by the Company, limitations of the Consultant’s liability and binding arbitration in New Jersey.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Consulting Agreement, dated August 12, 2026, by and between iSpecimen Inc. and IR Agency LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 14, 2026

iSPECIMEN INC.

By:	/s/ Katharyn Field
	Name:	Katharyn Field
	Title:	Chief Executive Officer

2